Exhibit 10.2

Exhibit (a)

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of June 6, 2023, in accordance with the provisions hereof (this “Security Agreement”), made by and among Hollister & Blacksmith, Inc., a Colorado corporation and American Cannabis Company Inc., doing business as American Cannabis Company, a Delaware Corporation, (all together “Grantor”), in favor of MEDIHEMP, LLC, a Colorado limited liability Company, and its wholly owned subsidiary, Slam Enterprises, LLC, a Colorado limited liability company (all together “Secured Party”).

WHEREAS, the Grantor and the Secured Party will enter into a promissory note (the “Note”) together with this Security Agreement and a guaranty to secure the financing in the Note; and,

WHEREAS, this Security Agreement is given by the Grantor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Effectiveness. This Security Agreement shall become effective as of the date executed and continue until all principle, accrued interest, and any other costs and expenses provided for in the Note are paid off.

2.	Definitions.

(a)   Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Security Agreement.

(b)   Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c)   For purposes of this Security Agreement, the following terms shall have the following meanings:

“Event of Default” means a failure of the Grantor to pay any amount owed under the Note or fails to observe any covenant, obligation, condition, or agreement contained in the Note.

“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Security Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to liens permitted under the Note).

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income of the Grantor, or from the Collateral, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 4.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Colorado or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

3.	Grant of Security Interest. The Grantor hereby pledges and grants to the Secured Party and hereby creates a continuing First Priority lien and security interest in favor of the Secured Party in and to all of its right, title, and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired from the Secured Party (collectively, the “Collateral”):

(a)   all of the assets of the Grantor, and all replacements, substitutions, accessions, additions, and improvements thereto; and

(b)   all proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accession to, substitutions and replacements for, and rents, profits, and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include marijuana, marijuana plants, or marijuana products.

4.	Secured Obligations. The Collateral secures the due and prompt payment and performance of:

(a)   the obligations of the Grantor from time to time arising under the Note, this Security Agreement or otherwise with respect to the due and prompt payment of (i) the principal of and premium, if any, and interest on the Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including, without limitation, fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including, without limitation, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantor under or in respect of the Note and this Security Agreement; and

(b)   all other covenants, duties, debts, obligations and liabilities of any kind of the Grantor under or in respect of the Note, this Security Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 4 being herein collectively called the “Secured Obligations”).

5.	Perfection of Security Interest and Further Assurances. The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request. The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

6.	Representations and Warranties. The Grantor represents and warrants as follows:

(a)   At the time the Collateral becomes subject to the lien and security interest created by this Security Agreement, the Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Security Agreement and other liens permitted by the Note, if any.

(b)   The pledge of the Collateral pursuant to this Security Agreement creates a valid First Priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(c)   The Grantor has full power, authority and legal right to pledge the Collateral pursuant to this Security Agreement.

(d)   Each of this Security Agreement and the Note has been duly authorized, executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(e)   The execution and delivery of the Note and this Security Agreement by the Grantor and the performance by the Grantor of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Grantor or any of its property, other than federal cannabis laws, or the organizational or governing documents of the Grantor or any agreement or instrument to which the Grantor is party or by which it or its property is bound.

7.	Covenants. The Grantor covenants as follows:

(a)   The Grantor will not, without providing at least thirty (30) days’ prior written notice to the Secured Party, change its legal name or jurisdiction of organization. The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(b)   The Grantor will keep the Collateral in good order and repair and will not use the same in violation of law, other than federal cannabis laws, or any policy of insurance thereon. The Grantor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located.

(c)   The Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Security Agreement.

8.	Secured Party Appointed Attorney-in-Fact. The Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement (but the Secured Party shall not be obligated to and shall have no liability to the Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

9.	Secured Party May Perform. If the Grantor fails to perform any obligation contained in this Security Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Grantor.

10.	Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Security Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Grantor from the performance of any obligation on the Grantor’s part to be performed or observed in respect of any of the Collateral.

11.	Remedies Upon Default.

(a)   If any Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Grantor, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Grantor at its notice address as provided in Section 15 hereof ten (10) days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Grantor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable ability of doing so, or that match buyers and sellers of assets. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(b)   If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

(c)   If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Grantor agrees that, upon request of the Secured Party, the Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

(d)   If the Secured Party exercises its rights with respect to the Collateral hereunder and in accordance herewith, the Grantor expressly acknowledges and agrees that it will reasonably cooperate with the Secured Party with respect to the Licenses (as referenced in the Note), issued by the Colorado Marijuana Enforcement Division (the “MED”) , and the city of Colorado Springs (the “City”), including, without limitation, effectuating the transfer of the Licenses back to the Secured Party, and that it will pay all fees associated therewith, including, without limitation, fees associated with change of ownership application(s) and reasonable attorneys’ fees. For the avoidance of doubt, Section 8 shall apply with respect to actions with the MED and the City to the extent permitted by applicable law.

12.	No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

13.	Security Interest Absolute. The Grantor hereby waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:

(a)   any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b)   any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Note, this Security Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c)   any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d)   any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e)   any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f)    any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Grantor against the Secured Party; or

(g)   any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Grantor or any other grantor, guarantor or surety.

14.	Amendments. None of the terms or provisions of this Security Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

15.	Addresses For Notices. All notices and other communications provided for in this Security Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Note, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.

16.	Continuing Security Interest; Further Actions. This Security Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 17, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Grantor may not assign or otherwise transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Secured Party.

17.	Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Security Agreement.

18.	Governing Law and Venue. This Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Subject to the Purchase Agreement, any legal action or other legal proceeding relating to this Security Agreement or the enforcement of any provision of this Security Agreement may be brought or otherwise commenced in any state court located in the City of Colorado Springs, El Paso County Colorado. Notwithstanding the foregoing, the Secured Party may file an action in the courts or file a lien in any state that Grantor is registered, has its home office, or has assets of any kind whatsoever located therein.

19.	Counterparts. This Security Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Security Agreement. This Security Agreement and the Note constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

GRANTOR

Hollister & Blacksmith, Inc. a Colorado corporation, American Cannabis Company Inc., doing business as American Cannabis Company, a Delaware

Corporation

Signature: _______

Name: Ellis Smith

Title: Chief Executive Officer

Address for Notices:

200 Union Street, Ste. 200

Lakewood, CO 80228

Email: smith@americancannabisconsulting.com

Phone: 1 (970) 214-2646

SECURED PARTY

MEDIHEMP, LLC, a Colorado limited liability Company, and Its Wholly Owned Subsidiary, Slam Enterprises, LLC, a Colorado limited liability company

Signature

Name: Scott Saunders

Title: Director

Address for Notices:

Scott Saunders

16208 16th Ave SW

Burien, WA 98166

Phone: 719-660-4532

Email: rssriparian@gmail.com